Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tripos, Inc.

St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-79610, 333-09459, 333-33163, 333-61829, 333-102015 and 333-102065) and Form S-3 (333-123742 and 333-134388) of Tripos, Inc. of our report dated April 13, 2007, relating to the consolidated financial statements and schedule, which appear in this Form 10-K.

Chicago, Illinois                                                                        /s/ BDO Seidman, LLP

April 13, 2007